UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2007, MECAR S.A., a subsidiary of The Allied Defense Group, Inc., entered into a contract with its distributor for the benefit of one of its principal country customers for the delivery of a diverse range of ammunition. The contract is for approximately $90 million and is part of $160 million of orders approved by the customer country. The balance is subject to formal award of a follow-on contract anticipated in early 2008.

A copy of the Press Release announcing this award and other minor awards is attached hereto as Exhibit 99.1 and incorporated hereby by reference.

Also attached hereto as Exhibit 99.2 is a MECAR Certificate which describes these matters and has been delivered to Allied’s senior secured convertible note holders as required by the recently announced Amended and Restated Securities Purchase Agreement. In accordance with the terms and conditions of the Amended and Restated Securities Purchase Agreement, Allied has requested that the senior secured convertible note holders acquire an additional $10 million of senior secured convertible notes. Attached hereto as Exhibit 99.3 is a copy of the Additional Closing Notice provided by Allied to each of its senior secured convertible note holders.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated July 11, 2007.
Exhibit 99.2 MECAR Certificate dated July 11, 2007
Exhibit 99.3 Additional Closing Notice dated July 12, 2007

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements iclude risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

July 12, 2007	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 11, 2007
99.2	MECAR Certificate dated July 11, 2007
99.3	Additional Closing Notice dated July 12, 2007